UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August  16, 2016

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On August 15, 2016, Central Federal Corporation (the “Company”) and its wholly-owned subsidiary, CFBank (the “Bank”), entered into an employment agreement with each of Timothy T. O’Dell, President and Chief Executive Officer of the Bank, and John W. Helmsdoerfer, Executive Vice President and Chief Financial Officer of the Bank.  The following description of the employment agreements is a summary of their material terms and does not purport to be complete, and is qualified in its entirety by reference to the employment agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Each employment agreement is effective as of August 15, 2016, and has an initial term ending on December 31, 2018.  Annually, beginning in 2017, the Boards of Directors of the Bank and the Company will review each employment agreement to determine whether extension of the employment agreement for an additional 12 months is appropriate.  Mr. O’Dell will receive an initial base annual salary of $240,000 and Mr. Helmsdoerfer will receive an initial base annual salary of $210,000.  In addition to the base annual salary, the employment agreements provide for, among other things, participation in incentive programs and other employee benefit plans and other fringe benefits applicable to executive employees.

The employment agreements provide for certain payments if the executive executes a release of claims against the Bank and the Company and either: (a) has an involuntary termination without “cause” not in connection with a “change of control”, (b) voluntarily terminates with “good reason” not in connection with a “change in control,” (c) has an involuntary termination without “cause” during the first 24 months after a “change of control”, (d) voluntarily terminates with “good reason” during the first 24 months after a “change in control,”(e) dies, or (f) becomes disabled.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” the terminated executive is entitled to receive a severance benefit equal to:

•	Salary continuation for the remaining term of the employment agreement, but not less than 12 months and not more than 24 months for Mr. O’Dell and 18 months for Mr. Helmsdoerfer;
•

Payment of a pro rata portion (calculated based on the ratio of the number of days of employment during the performance period to the total number of days during the performance period) of any incentive compensation payable to the executive with respect to the year in which the employment is terminated and payable when, if and to the extent that the bonus otherwise would have been payable had the executive remained employed;

•

Payment of a lump sum equal to the product of 18 (or the number of months of salary continuation, if less than 18 months) multiplied by the difference between the monthly premium cost for COBRA continuation coverage for the medical insurance benefits in effect for the executive immediately prior to the termination and the monthly premium cost charged to an active employee for such coverage; and

•	Full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had the executive remained employed.

Upon the termination of the executive without cause or the voluntary termination by the executive with good reason within 24 months after a “change of control,” the executive will receive a lump sum payment equal to a multiple (2 for Mr. O’Dell and 1.5 for Mr. Helmsdoerfer) of the sum of the terminated executive’s base salary on the date of termination and the average bonus paid to such executive over the 24 month period preceding such termination.  The lump sum shall be paid within sixty days following the executive’s termination date. The terminated executive is also entitled to full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had the executive remained employed. This change of control benefit shall be subject to reduction if necessary to comply with regulatory limitations on golden parachute payments or to avoid excise taxes under Internal Revenue Code Section 4999.

If during the term an executive terminates employment due to his death or disability, as defined under the agreement, the executive is entitled to receive an amount equal to 1 year of his base salary, payable in 12 equal monthly installments commencing on the first business day of the second month beginning after his date of termination.  Any death/disability benefit provided under the employment agreement will be offset by any death or disability benefit or payment provided by or on behalf of the Bank or Company, whether insured or self-insured.  All outstanding stock options shall become vested as of the date of termination due to his death or disability, and shall remain exercisable in accordance with the terms of each applicable option award agreement.

The employment agreements also require each of the executives to comply with a non-solicitation covenant during his employment with the Bank and Company during the term of the employment agreements and for a period of 1 year thereafter (or, if longer, the number of months of severance payments under the employment agreement).

The employment agreements also provide for a clawback of any incentive paid to, credit to an account on behalf or, or vested to the executive within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements or if applicable law or exchange listing regulation would require the minimum clawback necessary to comply with such law or regulation.

Incentive Compensation Plan

On August 11, 2016, the Company adopted an incentive compensation plan (the “Plan”) to enable it to attract and retain skilled employees, increase organizational and employee performance, promote employee retention; and allow personnel costs to vary along with revenues, all while appropriately balancing risk and financial rewards.

Under the Plan, the compensation committee of the board of directors of the Company (the “Compensation Committee”) is authorized to select the employees of the Company or any of its wholly-owned subsidiaries who are eligible to participate. Under the Plan, designated employees are given the opportunity to earn awards of incentive compensation if the Company or the Bank achieves various performance objectives established by the Compensation Committee.

Pursuant to the Plan, designated employee participants may earn incentive compensation based on the satisfaction of corporate and/or strategic performance criteria that must be satisfied over a prescribed performance period in order to receive payment. For each performance period, the Committee shall establish: (a) performance objectives used to determine the amount payable to each participant; (b) the requisite level of achievement of the performance objectives (which may include threshold, target and maximum levels); (c) the method for determining the amount payable based on the achievement of the performance objectives; and (d) any other terms and conditions.

The performance criteria that the Committee may use to establish awards under the Plan include earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); return on equity; return on assets; revenues; expenses or expense levels; one or more capital or operating ratios; stock price; stockholder return; market share; cash flow; capital expenditures; net borrowing, debt, leverage levels or debt ratings; strategic objectives (including, mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions); net asset value per share; growth in deposits or assets; asset or credit quality; economic value added; regulatory compliance; or such other measures as the Board may select from time to time.

In order to receive a payment of incentive compensation under the Plan, a participant must remain employed on the payment date. However, if a participant’s employment is terminated prior to the payment date due to death, disability or retirement (as defined in the Plan), the participant may receive a prorated payment.

The foregoing summary of the Incentive Plan is qualified in its entirety by reference to the Central Federal Corporation Incentive Compensation Plan, a copy of which is attached as Exhibit 10.3 hereto.

2016 Actions With Respect to Incentive Compensation Plan

On August 11, 2016, the Compensation Committee and the Board of Directors approved the establishment of 2016 awards (the “2016 incentive awards”) under the Incentive Plan. The 2016 incentive awards permit employees who are selected as participants to earn a specified “target” percentage of the incentive pool. The Compensation Committee established an incentive pool and selected Timothy O’Dell and John Helmsdoerfer as participants for 2016 incentive awards.  The maximum incentive award that may be earned by each participant is an amount equal to 100% of such Participant’s base compensation.

The 2016 incentive awards can be earned based on the level of achievement of the following performance objectives over a performance period of one year that began on January 1, 2016: the pre-tax net income of the Bank, the increase in the Bank’s earning assets, the increase in the Bank’s core deposits growth, the amount of the Bank’s criticized assets and the Bank’s regulatory CAMEL rating.

The 2016 incentive awards can be earned at different levels, depending on the level of attainment of the performance objectives.  The Board may also grant participants a supplementary discretionary bonus not to exceed 10% of the participant’s share of the incentive pool as determined by the Board in its sole discretion.

Any attained 2016 incentive award will be paid in a single installment in 2017 (on or before March 15, 2017).

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit
Number	Description

10.1	Employment Agreement, dated August 15, 2016, by and among the Company, the Bank and Timothy T. O’Dell.
10.2	Employment Agreement, dated August 15, 2016, by and among the Company, the Bank and John W. Helmsdoerfer.
10.3	Incentive Compensation Plan, dated August 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: August 16, 2016	By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated August 15, 2016, by and among the Company, the Bank and Timothy T. O’Dell.
10.2	Employment Agreement, dated August 15, 2016, by and among the Company, the Bank and John W. Helmsdoerfer.
10.3	Incentive Compensation Plan, dated August 11, 2016.